EXHIBIT 99.8
BENEFICIAL OWNER ELECTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable subscription rights to purchase convertible preferred shares, $0.0001 par value per share (“Preferred Shares”), of CHC Group Ltd., a Cayman Islands exempted company (the “Company”).
I (we) hereby instruct you as follows:
(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)
Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Preferred Shares.
Box 2. ☐ Please EXERCISE RIGHTS for Preferred Shares as set forth below:
A. Number of Preferred Shares Being Purchased:
B. Total Subscription Price Payment Required:
Basic Subscription Right
The “Basic Subscription Right” gives you one right for each ordinary share, par value $0.0001 per share (the “Ordinary Shares”) you own (the “Right”). Each Right entitles you to purchase 0.001229 Preferred Shares at $1,000 per share (the “Subscription Price”).

I exercise		x	0.001229	=
	(no. of your Rights)		(ratio)		(no. of Preferred Shares)

Therefore, I apply for		x	$1,000.00	=	$
	(no. of Preferred Shares)		(Subscription Price)		(amount enclosed)
Over-Subscription Privilege
If you fully exercise your Basic Subscription Right, you may exercise your “Over-Subscription Privilege” and subscribe for up to an additional 0.0016422 Preferred Shares for each Ordinary Share you own at the Subscription Price.
Accordingly, my maximum Oversubscription Privilege is:

I exercise		x	0.0016422	=
	(no. of your Rights)		(ratio)		(no. of Preferred Shares)

Therefore, I apply for		x	$1,000.00	=	$
	(no. of Preferred Shares)		(Subscription Price)		(amount enclosed)

Total Payment Required. $

Box 3. ☐ Payment in the following amount is enclosed. $
(The total of the above Box 3 must equal the Total Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Preferred Shares indicated above upon the terms and conditions specified in the prospectus; and

•	agree that if I (we) fail to pay for the Preferred Shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):
If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Additionally, please provide the following information:
Name:
Capacity:
Address (including Zip Code):
Telephone Number: